May 2013

Dear Shareholder:

Enclosed is our latest earnings release, including results for the first quarter of 2013.  As noted in the release, our Company produced $1.2 million of net income during the quarter. The Board also declared a quarterly dividend of $0.05 per share, payable May 15, 2013 to shareholders of record on May 8, 2013.

As the economy across our markets continues to gradually improve, we were able to further reduce nonperforming loans to 1.45% of total loans and we expect to see continuing progress in this area as the year unfolds. We also envision being able to meaningfully grow the loan portfolios over the coming quarters as borrowers continue to gain confidence in the area’s economic prospects. It’s rewarding to finally reach a point in this prolonged down cycle where our staff can shift their focus to more intensely focus on what they do best, which is to originate new loans and gather core deposits, rather than expending much of our energy and resources on dealing with problem loans.

On April 24, we held our annual meeting of shareholders in Newtown. The agenda included the re-election of three directors, including Board Chair Bob Dusek, all of whom were overwhelmingly selected for new terms. Other items voted upon and favorably resolved were the reappointment of our independent auditors, S. R. Snodgrass, A.C., and two proposals concerning executive compensation. I thought that for those of you who did not attend the meeting in person, it might be worthwhile to recap some of the remarks that I made about our operations and performance during 2012:

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The good news is that toward the end of the year and during the first quarter of 2013 we have seen good, qualified commercial borrowers coming off the sidelines.  Consequently, our loan pipelines are looking the best we’ve seen in two years. It’s been a slow but deliberate effort over the past several quarters to move problem assets off of our books, but we believe we have reached a point where we are comfortable transitioning the deployment of our talent back to a much greater focus on generating new loan growth and collecting deposits, both areas where we’ve traditionally been quite effective.

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Throughout the past year we consistently remained profitable, which many community banks in our region have been unable to do. With a total risk-based capital ratio of 17.9% at year-end, we rank near the very top of our peer group. The net interest margin held up well through 2012 and also compares very favorably to our peer group. Keep in mind that we did all of this while also substantially increasing our loan loss reserves.  At the beginning of 2012, we completed the complex legislative and regulatory process to convert 3rd Fed Bank’s charter to a Pennsylvania-chartered savings bank from its Federal savings bank charter.  The charter conversion reduced regulatory and administrative costs and better reflects our community-based focus.

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During 2012, 3rd Fed Bank received a number of noteworthy awards recognizing our superior customer service. We have also been recognized as one of the top local employers and workplaces. Examples include: Best Mid-Sized Company and One of Best Places to Work (2012),

3 PENNS TRAIL     NEWTOWN, PA  18940     215-579-4000

both presented by The Greater Philadelphia Media Group; Best Bank in Doylestown (2012) and Best Bank in Newtown – 2nd Place (2012), both presented by Patch.com. These are only a handful of more than a dozen such commendations received over the past few years.

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On December 28, 2012, we announced the execution of a merger agreement whereby we will acquire Roebling Financial Corp, Inc., a $161 million asset institution with five branches in New Jersey. On a pro-forma basis, the resulting combined company should have more than $860 million in total assets, more than $630 million in total loans, more than $690 million in total deposits, and 18 locations to serve customers in a five-county contiguous market area. It’s a new growth and expansion opportunity that we hope to have fully integrated by the third quarter of 2013, and we believe it’s a transaction that would not have been possible without the strength of our underlying balance sheet and much improved 2012 performance metrics.

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I concluded with the presentation of the two charts shown below. They display a comparison of cumulative total return on a hypothetical $100.00 investment in TF Financial Corporation’s common stock and the return from investing the same amount in the banking industry indexes shown in the charts, assuming that the investments were made on December 31, 2007. This comparison assumes the reinvestment of all cash dividends prior to any tax effect and retention of all stock dividends. As the charts reflect, we believe that the performance of our common stock compares favorably through the end of 2012.

On behalf of your board of directors, our management team and all of our loyal employees, we appreciate your ongoing support.

Sincerely,

Kent C. Lufkin
President/CEO

Important Additional Information.
In connection with the merger with Roebling Financial Corp, Inc. (the “Merger”), TF Financial Corporation (the “Company”) filed with the Securities and Exchange Commission (the “SEC”) a Registration Statement on Form S-4 that includes a proxy statement of Roebling and a prospectus of the Company (the “Proxy Statement/Prospectus”), which will be mailed to

Roebling’s shareholders, as well as other relevant documents concerning the Merger.  SHAREHOLDERS OF ROEBLING ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS REGARDING THE MERGER WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION RELEVANT TO MAKING A VOTING OR INVESTMENT DECISION WITH RESPECT TO THE MERGER.

When available, a free copy of the Proxy Statement/Prospectus, as well as other filings containing information about the Company and Roebling, may be obtained at the SEC’s website at www.sec.gov.  You will also be able to obtain these documents, free of charge, from the Company on its website at www.thirdfedbank.com or from Roebling on its website at www.roeblingbank.com/investor.htm.

The Company and Roebling and certain of their directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Roebling in connection with the Merger.  Information about the directors and executive officers of Roebling and their ownership of Roebling common stock is set forth in Roebling’s Form 10-K, as filed with the SEC on December 19, 2012, and on Forms 3, 4 and 5 subsequently filed with the SEC by its officers and directors.  Information about the directors and executive officers of the Company and their ownership of the Company’s common stock is set forth in the proxy statement related to the Company’s 2013 annual meeting of shareholders, as filed with the SEC on March 27, 2013, and on Forms 3, 4 and 5 subsequently filed with the SEC by its officers and directors.  Additional information regarding the interests of those participants and other persons who may be deemed participants in the solicitation of proxies may be obtained by reading the Proxy Statement/Prospectus when it becomes available.

This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities.

Cautionary Statement Regarding Forward-Looking Statements.

Certain statements made in this Current Report on Form 8-K and in the attached press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are statements that include projections, predictions, expectations, or beliefs about events or results or otherwise are not statements of historical facts, including statements related to the timing of the closing of the Merger, availability of future resources, improvement in operating efficiency, impact on earnings and statements about the ability of Company management to lead the combined company.  Although the Company and Roebling believe that their expectations with respect to such forward-looking statements are based upon reasonable assumptions based on existing knowledge, the material factors and assumptions that could cause actual results to differ materially from current expectations include, without limitation, the following: the inability to close the Merger in a timely manner; the inability to complete the Merger due to the failure to obtain stockholder approval and adoption of the merger agreement and approval of the Merger or the failure to satisfy other conditions to completion of the Merger, including required regulatory and other approvals; the failure of the transaction to close for any other reason; the possibility that the integration of Roebling’s business and operations with those of the Company may be more difficult and/or take longer than anticipated, may be more costly than anticipated and may have unanticipated adverse results relating to Roebling’s or the Company’s existing businesses;  the challenges of integrating and retaining key employees; and other factors that may affect future results of the combined company described in the section entitled “Risk Factors” in the Proxy Statement/Prospectus to be mailed to Roebling’s shareholders.

Factors that could cause actual events or results to differ significantly from those described in the forward-looking statements include, but are not limited to, those described in the cautionary language included under the heading “Management's Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Form 10-K for the year ended December 31, 2012 and documents subsequently filed by the Company with the SEC, and in Roebling’s Form 10-K for the year ended September 30, 2012 and documents subsequently filed by Roebling with the SEC, including Roebling’s Form 10-Q for the quarter ended December 31, 2012.  Readers are strongly urged to read the full cautionary statements contained in these materials.  All of these documents are or will be available at the SEC’s website at www.sec.gov.  Neither the Company, nor Roebling assume any duty to update any forward-looking statements to reflect events that occur or circumstances that exist after the date on which they were made.

News Release

April 25, 2013
FOR IMMEDIATE RELEASE

Contact: Dennis R. Stewart, EVP/CFO
(215) 579-4000

TF Financial Corporation Reports Improved First Quarter 2013 Results And Quarterly Dividend

Newtown, Pennsylvania: TF Financial Corporation (Nasdaq Global Market – THRD) today reported net income of $1,223,000 ($0.45 per diluted share) for the first quarter of 2013, a 5.9% increase when compared with $1,155,000 ($0.42 per diluted share) for the first quarter of 2012. The Company also announced that its Board of Directors declared a quarterly dividend of $0.05 per share, payable May 15, 2013, to shareholders of record on May 8, 2013.

"We produced another consistent, profitable quarter in which there was excellent progress in reducing problem assets," said Kent C. Lufkin, President and Chief Executive Officer. "Nonperforming loans declined to $7.6 million or 1.45% of total loans at quarter end, down from $13.9 million or 2.79% of total loans at quarter-end a year ago. Notably, foreclosed properties were reduced by $3.1 million year-over-year to $7.2 million at March 31, 2013."

"Encouragingly, the local economy continues to improve and good, well-qualified borrowers are stepping up both consumer and commercial loan demand as they re-enter the marketplace. Our commercial loan pipelines are currently stronger than at any point of the past 24 months," Lufkin said.

Results for the first quarter included:

- Pre-tax income was $1,804,000 for the quarter, an increase of $331,000 over the first quarter of 2012. The key drivers of this increase were an $86,000 increase in net interest income, a $61,000 decrease in the provision for loan losses and a $158,000 increase in non-interest income, mainly the result of a $417,000 gain related to an eminent domain matter affecting a parcel of Company property, a $153,000 increase over the amount recorded in 2012 related to the same matter, which is now finalized. Weighing on operating results during the first quarter of 2013 compared with the first quarter of 2012 were $320,000 of merger costs, treated as non-deductible for tax purposes at this time, related to the previously-announced agreement for the acquisition of Roebling Financial Corp, Inc. by the Company. These expenses were largely the cause of the increase in the Company's effective tax rate to 32.2% during the first quarter of 2013 from 21.6% during the first quarter of 2012.
- Net interest income was $5,878,000 which was an $86,000 or 1.5% increase when compared with the first quarter of 2012, driven by a $25.3 million increase in average earning assets, while the Company's net interest margin decreased by a modest 5 basis points to 3.73% from 3.78%. The yields on the Company's interest-earning assets fell by 38 basis points for the first quarter of 2013 compared with the first quarter of 2012, mainly due to the consequences of record-low market interest rates which have existed since the first quarter of 2012, causing mortgage loan borrowers to refinance their higher rate loans into those with lower rates and the resulting downward drift in the Company's loan and mortgage-backed securities yields. However, the cost of the Company's interest bearing liabilities improved by 34 basis points since the first quarter of 2012, primarily the result of a 24 basis point or 31.2% improvement in the cost of deposits, due to a favorable change in the deposit pricing and mix, and the maturity of time deposits which had been originated during periods of higher market interest rates.
- The provision for loan losses was $439,000 for the quarter compared with $500,000 for the first quarter of 2012. The allowance for loan losses stood at approximately $6.7 million at March 31, 2013. Charge-offs during the first quarter of 2013 were $699,000 compared with $1.6 million during the first quarter of 2012. The allowance for loan losses was 1.26% of total loans and 87.12% of non-performing loans at March 31, 2013.
- Asset quality continued to show improvement with total non-performing assets at 2.07% of total assets, down from 2.20% at year end 2012 and 3.48% at March 31, 2012. Non-performing loans were $7.6 million or 1.45% of total loans at quarter end compared with $8.4 million or 1.56% of total loans at December 31, 2012 and $13.9 million or 2.79% of total loans at March 31, 2012. Foreclosed property at March 31, 2013 was $7.2 million compared with $7.3 million at December 31, 2012 and $10.2 million at March 31, 2012.

- Loans totaled were $528.2 million, a $29.9 million or 6.0% increase since the end of the first quarter of 2012. Mortgage loans originated for sale were $11.7 million compared with $15.9 million for the first quarter of 2012.
- At quarter end, total deposits were $571.3 million, an $11.0 million or 2.0% increase when compared with December 31, 2012, led by a $5.0 million increase in non-interest bearing checking accounts.
- Non-interest expenses were $26,000 lower in the first quarter of 2013 compared to the first quarter of 2012. However, excluding merger-related expenses, total non-interest expenses were $346,000 lower during the first quarter of 2013 compared with the first quarter of 2012, with each category of expenses showing improvement. The Company's efficiency ratio, which excludes certain non-operating items, was 64.56% during the first quarter of 2013 compared with 70.55% during the first quarter of 2012.

TF Financial Corporation is a holding company whose principal subsidiary is 3rd Fed Bank, which operates 13 full service retail and commercial banking offices in Philadelphia and Bucks County, Pennsylvania and in Mercer County, New Jersey. Deposits at 3rd Fed Bank are insured up to the maximum amount by the Federal Deposit Insurance Corporation (FDIC). In addition, the Bank's website can be found at www.3rdfedbank.com. Statements contained in this news release that are not historical facts are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, factors discussed in documents filed by TF Financial Corporation with the Securities and Exchange Commission from time to time. The Company does not undertake to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Company.